Exhibit 10.1

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is made as of this 20th day of February, 2008 between Western Plains Energy, L.L.C., a Kansas limited liability company (“WPE”), and Midwest Development, Inc., a Kansas corporation (referred to herein as the “Member”).  Capitalized terms used, but not otherwise defined herein, shall have the meaning assigned to such terms in the Operating Agreement (as defined below).

RECITALS:

WHEREAS, the Member currently owns 20 Class B Membership Units (the “Class B Membership Interests”) of WPE, which interests are governed by WPE’s Third Amended and Restated Operating Agreement dated as of July 7, 2003 (the “Operating Agreement”); and

WHEREAS, the Member has offered to sell to WPE and WPE desires to purchase from the Member all of the Member’s Class B Membership Interests on the terms and subject to the conditions as set forth in more detail below; and

WHEREAS, Section 4.3 of the Operating Agreement, as amended, permits WPE to redeem the membership interests of a member as the parties may agree.

NOW THEREFORE, in consideration of the mutual promises and covenants of the parties, and subject to the terms and conditions set forth herein, the parties agree as follows:

AGREEMENT:

I. REDEMPTION OF THE CLASS B MEMBERSHIP INTERESTS

A.            Purchase and Sale of Class B Membership Interests.   In accordance with Section 4.3 of the Operating Agreement, WPE hereby agrees to purchase, and the Member agrees to sell to WPE, on the terms and conditions set forth herein, the Member’s Class B Membership Interests, free and clear of all security interests, pledges, liens, charges and encumbrances, on the Closing Date (as hereinafter defined), together with (a) Member’s rights under the Operating Agreement, including, without limitation, all the associated pro rata interest in, and rights to receive, distributions that accrue up to the Closing Date and (b) all other allocations which, under the terms of the Operating Agreement, would be attributable to the Class B Membership Interests from January 1, 2008 until the Closing Date.   At the Closing (as hereinafter defined), the Member shall transfer good, valid and marketable title to the Class B Membership Interests and shall deliver to WPE the unit certificate and an assignment of such Class B Membership Interests.

B.            Consideration and Payment.  The purchase price for the redemption of the Member’s Class B Membership Interests shall be an amount equal to $35,000 per

Class B Capital Unit, or a total of Seven Hundred Thousand Dollars ($700,000) (the “Purchase Price”) which shall be paid by WPE to the Member at the Closing.

II. REPRESENTATIONS AND WARRANTIES.

A.            Representations and Warranties — Member.  The Member represents and warrants to WPE as follows:

1.             Organization and Standing of the Member. The Member is duly organized, validly existing and in good standing under the laws of the State of Kansas. The Member has full power and authority to carry out the transactions contemplated hereunder.

2.             Title.    The Class B Membership Interests represent all of the Capital Units owned by the Member in WPE, and the Member is the sole legal and beneficial owner of the Class B Membership Interests, free and clear of any liens, claims or encumbrances.  There are no outstanding options to purchase the Class B Membership Interests and no agreements or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of Class B Membership Interests, except as contemplated herein and in the Operating Agreement.

3.             Authority.   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions of the Member, none of which actions has been modified or rescinded and all of which actions are in full force and effect. This Agreement constitutes and, upon execution and delivery will constitute, a valid and binding agreement and obligation of the Member, enforceable in accordance with its terms.

4.             No Conflicts.  The execution and delivery of this Agreement, and the performance of the obligations of the Member hereunder do not and will not conflict with or constitute a default under the Articles of Incorporation or other organizational agreement of the Member, or any contract, agreement, lease, commitment or understanding to which the Member is a party or its assets or business are subject, or any law, ordinance, regulations, order, award, judgment, injunction or decree applicable to the Member or its assets or business.

5.             Litigation and Proceedings.   There are no actions, suits or proceedings pending or overtly threatened against or affecting the Member, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that relate directly or indirectly to the Class B Membership Interests or the transactions contemplated by this Agreement.

6.             No Consent.   No authorization, consent or approval of any person, entity, court or governmental body or authority is necessary to the validity of the transfer of the Class B Membership Interests to WPE.

7.            Independent Decision.  The Member has conducted its own due diligence in determining whether to undertake the transactions contemplated herein, and has been represented by legal counsel in the negotiation of this Agreement and it has made an independent and informed decision to proceed with the redemption of its Class B Membership Interests as set forth in this Agreement.  The Member has reviewed the Annual Report on Form 10-K of WPE for the fiscal year ended September 30, 2007 as filed with the Securities and Exchange Commission.

B.            Representations and Warranties of WPE.  WPE hereby represents and warrants as follows:

1.             Organization and Standing. WPE is duly organized, validly existing and in good standing under the laws of Kansas. WPE has full power and authority to carry out the transactions contemplated hereunder.

2.             Authorization.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions of WPE, none of which actions has been modified or rescinded and all of which actions are in full force and effect. This Agreement constitutes and, upon execution and delivery will constitute, a valid and binding agreement and obligation of WPE enforceable against it in accordance with its terms.

3.             No Conflicts.  The execution and delivery of this Agreement, and the performance of the obligations of WPE hereunder do not and will not conflict with or constitute a default under the Articles of Organization, Operating Agreement or other organizational agreement of WPE, or any contract, agreement, lease, commitment or understanding to which WPE is a party or its assets or business are subject, or any law, ordinance, regulations, order, award, judgment, injunction or decree applicable to WPE or its assets or business.

4.             Litigation and Proceedings.   There are no actions, suits or proceedings pending or overtly threatened against or affecting WPE, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that relate directly or indirectly to the redemption of the Class B Membership Interests by WPE as contemplated herein.

5.             No Consent.   No authorization, consent or approval of any person, entity, court or governmental body or authority is necessary to the validity of the transfer of the Class B Membership Interests to WPE.

6.             Distributions.   WPE has paid to the Member, or will have paid by the Closing Date, all distributions of earnings or profits and dividends that have been declared or have accrued and become payable or allocated to the Member in respect to its Class B Membership Interests through the Closing Date as paid by WPE to all its Members in the ordinary course of business.

7.             Independent Decision.  WPE has conducted its own due diligence in determining whether to undertake the transactions contemplated herein, and has been represented by legal counsel in the negotiation of this Agreement and it has made an independent and informed decision to proceed with the redemption of the Member’s Class B Membership Interests as set forth in this Agreement.

III.         COVENANTS

Between the date of this Agreement and the Closing Date, the Member will not (i) solicit any offer from or negotiate with any third party for the direct or indirect acquisition or transfer of its Class B Membership Interests, (ii) grant any options, warrants or similar rights to acquire any direct or indirect interest, whether legal or beneficial, in the Class B Membership Interests, or (iii) pledge, hypothecate, mortgage or otherwise encumber said Class B Membership Interests.

IV.  THE CLOSING.

A.            Closing Date.  The closing of the transactions contemplated herein (the “Closing”) shall take place at the offices of WPE on March 28, 2008 (the “Closing Date”) or at such other date, time and place as may be mutually agreed upon by the parties.  Notwithstanding the actual Closing Date, however, the transaction shall be effective for tax purposes on December 31, 2007 and Member shall not be entitled to any allocation of profits, losses, income, expense, deductions, gain or credit following such date.

B.            Closing.  At the Closing, WPE shall pay the Purchase Price to the Member, in collectible funds, and the Member shall deliver the unit certificate, duly endorsed, and an assignment of the Class B Membership Interests.

V. NATURE AND SURVIVAL OF

REPRESENTATIONS AND WARRANTIES.

All representations and warranties set forth herein will remain operative and in full force and effect, and will survive the Closing and the Closing Date and the delivery of all consideration and documents under to this Agreement for a period of three (3) years.

VI. RELEASE; INDEMNIFICATION.

A.           The Member hereby releases WPE and agrees to hold WPE and its officers, directors, employees, and agents harmless from any and all claims, rights to contribution or indemnity, suits, damages, injuries, demands, causes of action, obligations, agreements, debts, and liabilities whatsoever, both at law and in equity, that the Member may have against WPE and arising from its status as a member of WPE, except for any claims for breach of this Agreement.

B.            WPE hereby releases the Member and agrees to indemnify and hold the Member and its officers, directors, employees, and agents harmless from any and all claims, rights to contribution or indemnity, suits, damages, injuries, demands, causes of action, obligations, agreements, debts, and liabilities whatsoever, both at law and in equity, that WPE may have against the Member and arising from the status of Member as a member of WPE, except for any claims for breach of this Agreement.

C.            With respect to any third party claim or demand which might be subject to a claim for indemnification under this Agreement, the party potentially entitled to indemnification (“Indemnitee”) will promptly notify the party potentially required to indemnify under this Agreement (“Indemnitor”), and the Indemnitor may defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, will have the right to participate in the defense in any such third party claim. So long as the Indemnitor is defending in good faith any such third party claim, the Indemnitee will not settle or compromise such third party claim. The Indemnitee will make available to the Indemnitor or its representatives, all records and other materials reasonably required by them for its use in contesting any third party claim and will cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not so elect to defend any such third party claim, the Indemnitee will have no obligation to do so.

VII. EXPENSES.

 WPE and the Member will pay their own expenses (including without limitation counsel and accounting fees and expense) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

VIII. NOTICES.

The parties agree that all notices under this Agreement will be in writing and will either be delivered personally to a party, transmitted by facsimile transmission, or sent by overnight courier or certified mail, to the address set forth below, or to such other address as may be furnished by either party to the other from time to time:

If to WPE:

Western Plains Energy, LLC

3022 County Road 18

Oakley, KS 67748

Telephone:  (785) 672-8810

Facsimile:   (785) 672-4494

With a copy to (which shall not constitute notice):

David J. Babiarz, Esq.

Dufford & Brown, P.C.

1700 Broadway Suite 2100

Denver, CO 80290

Telephone:  (303) 861-8013

Facsimile:   (303) 832-3804

If to Member:

Midwest Development, Inc..

PO Box 898

Hays, KS 67601

Telephone:  (785) 625-1400

Facsimile:   (785) 625-1494

With a copy to (which shall not constitute notice):

Donald F. Hoffman, Esq.

Dreiling, Bieker & Hoffman, LLP

PO Box 579

Hays, KS 67601

or to such other address as the parties may specify in writing by sending notice thereof to the opposite party.

Receipt of notice shall be deemed to be the earlier of the following dates: (1) the date notice was received by the named recipient or his agent; or (2) if the recipient refuses or fails to accept notice, the date of such refusal, which shall include, but not be limited to, the date the notice was returned by the postal or other service as undeliverable, refused or otherwise returned pursuant to actions on behalf of the recipient.

Either party may designate a different address by written notice given to the other party.

IX. MISCELLANEOUS.

A.            Binding Effect.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and the heirs, executors, administrators and personal representatives.

B.            Section and Paragraph Headings.  The section and paragraph headings of this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

C.            Amendment.  This Agreement may be amended only by an instrument in writing executed by the parties.

D.            Entire Agreement.  This Agreement and the exhibits, schedules, certificates and documents referred to herein constitute the entire agreement of the parties and supersede all understandings of the parties.

E.             Waiver.  No waiver will be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent of such writing. No delay or failure on the part of any party in exercising any right, power or privilege under this Agreement or any document contemplated hereby will impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.

F.             Benefit and Assignment.  No party hereto will assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment contrary thereto will be null and void and of no force or effect. No person or entity other than the parties is or will be entitled to bring any action to enforce the provisions of this Agreement, and the covenants and agreements set forth herein will be solely for the benefit of, and will be enforceable only by, the parties or their respective successors and assigns as permitted hereunder.

G.            Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

H.            Governing Law. This Agreement will be construed in accordance and governed by the laws of the State of Kansas.

I.              Reformation.  It is agreed that if any part, term, paragraph, or provision of this Agreement is determined by the courts or any tribunal to be illegal, void, or unenforceable, or to be in conflict of any law of the State of Kansas, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term, paragraph, or provision determined to be invalid, illegal, void, or unenforceable and that such particular part, term, paragraph or provision be reformed to the minimum extent necessary for such particular part, term, paragraph or provision to be enforceable.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties to be effective as of the date first above written.

WESTERN PLAINS ENERGY, L.L.C.

By:
Name: Steven R. McNinch
Title: Chief Executive Officer

MIDWEST DEVELOPMENT, INC.

By:
Name: Earnest A. Lehman
Title: President